UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2026

Enviri Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, on November 20, 2025, Enviri Corporation, a Delaware corporation (“Enviri” or the “Corporation”), entered into definitive agreements with Veolia Environnement S.A., a French société anonyme (“Buyer”), for the sale of the Corporation’s “Clean Earth” business (the “Clean Earth Business”), including (i) an Agreement and Plan of Merger, dated as of November 20, 2025 (the “Merger Agreement”), by and among the Corporation, CLEH, Inc., a newly formed Delaware corporation and a direct wholly owned subsidiary of the Corporation (“CLEH”), Enviri LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CLEH (“Enviri LLC”), Buyer, and Liberty Merger Sub Inc., a Delaware corporation and wholly owned indirect subsidiary of Buyer (“Merger Sub”), and (ii) a Separation Agreement, dated as of November 20, 2025 (the “Separation Agreement”), by and among the Corporation, CLEH, Buyer, and Enviri II Corporation, a newly formed Delaware corporation and a direct wholly owned subsidiary of the Corporation (“New Enviri”).

On March 25, 2026, Enviri filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) (the “Preliminary Proxy Statement”). On April 3, 2026, Enviri filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC in connection with the special meeting of Enviri stockholders to be held virtually on May 4, 2026 at 9:00 a.m. Eastern Time (the “Special Meeting”), which meeting can be accessed by visiting https://meetnow.global/MRZPGPM. Capitalized terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

Following the filing of the Definitive Proxy Statement, and as of the date of this Current Report on Form 8-K, three lawsuits have been filed by purported stockholders of Enviri against Enviri and members of Enviri’s Board of Directors (the “Enviri Board”) in the Supreme Court of the State of New York, captioned Marino v. Enviri Corporation, et al., No. 652228/2026, and Turner v. Enviri Corporation, et al., No. 652270/2026), and Garfield v. Earl, et al., No. 62114/2026 (collectively, the “Actions”). The complaint in the Garfield action also names as defendants Buyer, BofA Securities, Inc., and D.F King & Co. The Actions generally allege, among other things, that the Definitive Proxy Statement omits material information regarding the proposed transactions contemplated by the Merger Agreement and the Separation Agreement (the “Transactions”) and seek, among other things, an injunction enjoining the Special Meeting and/or consummation of the Transactions until such time as the alleged disclosure deficiencies are corrected, rescission of the Transactions or damages in the event the Transactions are consummated, and an award of costs, including reasonable attorneys’ and experts’ fees. Enviri has also received demand letters from purported stockholders (collectively, the “Shareholder Letters”) alleging, among other things, that the disclosures contained in the Preliminary Proxy Statement and/or the Definitive Proxy Statement are deficient and demanding that certain corrective disclosures be made.

Enviri believes that the allegations in the Shareholder Letters and the Actions are without merit, that each of the Preliminary Proxy Statement and the Definitive Proxy Statement complies with applicable law, and that no further disclosure is required. However, solely in order to mitigate any risk of the Shareholder Letters and Actions delaying or otherwise adversely affecting the consummation of the Transactions and to minimize any costs, risks, and uncertainties inherent in any litigation related thereto, and without admitting any liability or wrongdoing, Enviri has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Enviri specifically denies all allegations in the Shareholder Letters and the Actions and any assertion that additional disclosure was or is required.

These supplemental disclosures will not change the consideration to be paid to Enviri stockholders in connection with the Transactions or the timing of the Special Meeting. The Enviri Board continues to recommend that you vote “FOR” each of the proposals to be voted on at the Special Meeting described in the Definitive Proxy Statement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Definitive Proxy Statement. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Definitive Proxy Statement.

Supplement to Definitive Proxy Statement

This supplemental information should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety. All page references are to the Definitive Proxy Statement. New text within restated language from the Definitive Proxy Statement is indicated in bold, underlined text (e.g., bold, underlined text) and removed language within the restated language from the Definitive Proxy Statement is indicated in strikethrough text (e.g., ~~strikethrough text~~), as applicable. The information contained herein speaks only as of April 27, 2026 unless the information indicates another date applies.

The first full paragraph on Page 44, under “Background the Merger and the Separation,” is hereby amended and supplemented as follows:

On February 20, 2025, Enviri announced that Nicholas C. Fanandakis would be nominated by the Enviri Board to stand for election as an independent director at Enviri’s upcoming 2025 Annual Meeting of Stockholders. Mr. Fanandakis’ nomination was made in accordance with a January 17, 2025 Cooperation Agreement between Enviri and Neuberger Berman Group LLC and certain of its affiliates (the “January 2025 Cooperation Agreement”). The Enviri Board was not influenced by the January 2025 Cooperation Agreement when considering the timeline and structure of the Transactions or the related negotiations.

The fourth full paragraph on Page 45, under “Background the Merger and the Separation,” is hereby amended and supplemented as follows:

BofA Securities and Jefferies proactively contacted twenty-one (21) potential bidders, including Parties A, B, C, D, E and F and Veolia, and an additional sixteen (16) potential bidders initiated contact with Enviri. Enviri entered into nondisclosure agreements with a total of thirty-one (31) parties, including Parties A, B, C, D, E and F and Veolia. Each of the nondisclosure agreements contained a standstill provision that generally restricts such party from submitting proposals to Enviri, but which allows the bidder to submit proposals to Enviri after the announcement of a transaction. Under the terms of these nondisclosure agreements, upon the announcement of the Transactions on November 21, 2025, the parties that entered into nondisclosure agreements with Enviri were no longer restricted from submitting proposals to Enviri.

The first full paragraph on Page 46, under “Background the Merger and the Separation,” is hereby amended and supplemented as follows:

On September 19, 2025, the Enviri Board held a meeting with representatives of Fried Frank in attendance. At the meeting, Mr. Grasberger and the Enviri Board discussed the status of the outreach process. The Enviri Board then discussed potential candidates to serve as Chief Executive Officer for New Enviri in the event that a Sale/spin-off Transaction is completed and the process for selecting a potential CEO for New Enviri. It was discussed that the Board’s view was that New Enviri would be best served if the Board focused its CEO search on internal candidates who had familiarity and important institutional knowledge with the businesses that would comprise New Enviri. Representatives of Fried Frank also discussed with the Enviri Board their fiduciary duties in the context of the transaction process and the selection of a CEO for New Enviri.

The fourth full paragraph on Page 46, under “Background the Merger and the Separation,” is hereby amended and supplemented as follows:

On October 1, 2025, the Enviri Board held a meeting with members of management and representatives of BofA Securities, Jefferies and Fried Frank in attendance. At the meeting, representatives of BofA Securities and Jefferies provided a status update on the transaction process and an overview and analysis of each of the Clean Earth

Proposals and WholeCo Proposals, including each bidder’s due diligence requirements. Mr. Hochman and a representative of Fried Frank provided the Enviri Board with an overview of antitrust considerations relevant to each bidder. Following the discussion, which included an evaluation of the likely extended time-frame associated with conducting a full due diligence process on the Harsco Environmental and Harsco Rail businesses required by the bidders that submitted WholeCo Proposals and the risk that after such due diligence process those bidders could lower their proposed offer prices, the Enviri Board decided to focus the process on the Clean Earth Proposals received from Parties A, C, G and Veolia and to advance those four bidders to round two of the process. The Enviri Board’s determination to advance those four bidders to round two of the process, and to not advance the other bidders (including the two bidders who made WholeCo Proposals), was not influenced by the January 2025 Cooperation Agreement.

The third full paragraph on Page 48, under “Background the Merger and the Separation,” is hereby amended and supplemented as follows:

On November 14, 2025, the Enviri Board held a meeting with management and representatives of BofA Securities, Jefferies, and Fried Frank in attendance. At the meeting, the representatives of BofA Securities and Jefferies discussed with the Enviri Board the financial terms of the revised round two proposals. Representatives of Fried Frank discussed the key legal terms of the revised round two proposals, including that Veolia had reduced its proposed termination fee payable in order for Enviri to terminate the Merger Agreement to accept a superior proposal to $90 million. Representatives of Fried Frank also discussed the expected process for obtaining regulatory clearance for a transaction and indicated that Veolia and its counsel at Wachtell Lipton had been the most constructive in engaging with Fried Frank on the process for obtaining regulatory clearance and in resolving points under the Merger Agreement and Separation Agreement. Representatives of BofA Securities informed the Board that Party C had indicated that, if provided with additional requested information regarding the Harsco Environmental and Harsco Rail businesses, it would within forty-eight to seventy-two hours of receiving the information be able to provide Enviri with an offer for an acquisition of Enviri as a whole. The Enviri Board discussed with management and representatives of BofA Securities, Jefferies and Fried Frank the process and likely timeframe for engaging with Party C regarding any offer it may provide to acquire Enviri as a whole, and their opinion that Party C would need substantial time to conduct due diligence and negotiate definitive documentation relating to any such offer which could result in a material delay to the transaction process. Enviri’s management and representatives also discussed that Party C’s request carried the risk that it may not result in a superior bid, and that any offer Party C submits may be reduced as a result of its due diligence. It was noted that Veolia had requested exclusivity and may not be prepared to wait while Enviri explored a potential sale of the company as a whole, putting the proposed transaction with Veolia at significant risk. After thoughtful consideration, and taking into account the advice of Enviri’s financial and legal advisors, it was the consensus of the Enviri Board that, in light of the fact that Veolia’s proposed purchase price was highest, and given its constructive engagement on regulatory strategies and the legal documentation, it was in the best interest of Enviri and its stockholders to proceed to finalize a transaction with Veolia and not seek to pursue a sale of Enviri as a whole to Party C. The Board, however, instructed Fried Frank to seek to negotiate a lower termination fee with counsel to Veolia. In addition, the Enviri Board also authorized management to execute an exclusivity agreement with Veolia for a short period of time. Additionally, at this meeting, the Board discussed the ongoing evaluation of potential candidates to serve as CEO for New Enviri in the event that a Sale/spin-off Transaction is completed.

The first full paragraph on Page 49, under “Background the Merger and the Separation,” is hereby amended and supplemented as follows:

On November 19, 2025, Enviri entered into an engagement letter formally engaging Jefferies to serve as financial advisor to Enviri in connection with a potential sale of Enviri, a potential sale of the Clean Earth Business and/or a potential spin-off of New Enviri. Enviri engaged Jefferies based on, among other matters, Jefferies’s familiarity with Enviri and their prior review of strategic alternatives, their reputation as an internationally recognized investment banking firm and their substantial experience with transactions involving companies similar to Enviri.  Pursuant to the engagement letter with Jefferies, Enviri has agreed to pay Jefferies for its services in connection with the

Transaction an aggregate fee currently estimated to be approximately $19.475 million, which is contingent upon the completion of the Transaction.

Following the third full paragraph on Page 49, under “Background the Merger and the Separation,” a new paragraph is hereby added as follows:

During the November 20 meeting, the Enviri Board also unanimously determined that Mr. Hochman would be appointed to the additional role of President and Chief Operating Officer of the Company, effective immediately and that, upon the effective date of the separation, Mr. Hochman would become CEO of New Enviri. Information regarding Mr. Hochman’s annual compensation package from New Enviri is set forth under the section entitled “Interests of Certain Persons in the Merger and the Separation - Roles with New Enviri.”

The last full paragraph on Page 58, under “Opinion of BofA Securities, Inc.” is hereby amended and supplemented as follows:

The overall low to high EV / 2026E EBITDA multiples observed for the selected companies were (i) 13.7x to 16.1x for the solid waste companies (with a median of 14.9x) and (ii) 11.1x for the hazardous waste company. The overall low to high EV / (2026E EBITDA – Capex) multiples observed for the selected companies were (i) 20.8x to 32.3x for the solid waste companies (with a median of 24.7x) and (ii) 16.7x for the hazardous waste company. On the basis of its analysis, and its professional judgement and experience, BofA Securities then applied a selected range of EV / 2026E EBITDA and EV / (2026E EBITDA – Capex) multiples derived from the selected companies of 11.0x to 14.0 x and 16.5x to 21.0x, respectively, to the Clean Earth Business’ 2026E Adjusted EBITDA and (2026E Adjusted EBITDA – Capex), respectively, based on the Clean Earth Forecasts.

The last full paragraph on Page 60, under “Opinion of BofA Securities, Inc.” is hereby amended and supplemented as follows:

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of the Clean Earth Business to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Clean Earth Business was forecasted to generate during the Clean Earth Business’ fiscal years 2026 through 2030 based on the Clean Earth Forecasts. BofA Securities calculated terminal values for the Clean Earth Business by applying a range of perpetuity growth rates of 3.0% to 4.0%, which were based on BofA Securities’ professional judgment and experience, to the Clean Earth Business’ terminal year estimated EBITDA. The cash flows and terminal values were then discounted to present value as of December 31, 2025, utilizing a mid-year discounting convention and using discount rates ranging from 8.5-10%, which were based on an estimate of the Clean Earth Business’ weighted average cost of capital, derived using the capital asset pricing model, which took into account, among other things, the risk-free rate, the relevant unlevered beta and the historical equity risk premium.

The fourth full paragraph on Page 61, under “Opinion of BofA Securities, Inc.” is hereby amended and supplemented as follows:

Enviri has agreed to pay BofA Securities for its services in connection with the Transaction an aggregate fee currently estimated to be approximately ~~$46~~ $45 million, ~~a portion~~ $1.5 million of which was payable in connection with its opinion and ~~a significant portion of~~ the balance of which is contingent upon the completion of the Transactions. Enviri also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

The second footnote on the table on Page 63, under “Opinion of BofA Securities, Inc.” is hereby amended and supplemented as follows:

Clean Earth Forecasts:

	2026E	2027E	2028E	2029E	2030E
Revenue	$1,054	$1,145	$1,223	$1,322	$1,422
Adjusted EBITDA (unburdened by stock-based compensation expenses and standalone costs) (1)	$212	$241	$271	$305	$341
Less: Stock-Based Compensation Expenses	(4)	(4)	(4)	(4)	(4)
Less: Standalone Costs	(7)	(7)	(7)	(7)	(7)
Adjusted EBITDA (2)	$201	$230	$260	$294	$331
Less: Taxes	(32)	(38)	(44)	(53)	(62)
Less: Increase in Net Working Capital	(2)	(3)	(2)	(3)	(3)
Less: Capital Expenditures	(69)	(67)	(55)	(60)	(62)
Less: Other Cash Flows	(3)	(2)	(2)	(1)	—
Unlevered Free Cash Flow (3)	$95	$119	$157	$178	$204
_______________
Note: Dollars in millions.
(1)Adjusted EBITDA (unburdened by stock-based compensation expenses and standalone costs) is defined as earnings before interest, taxes, depreciation and amortization excluding certain non-recurring expenses and without taking into account stock-based compensation and stand-alone expenses. Adjusted EBITDA (unburdened by stock-based compensation expenses and standalone costs) is a non-GAAP financial measure and should not be considered as an alternative to net income (loss) or other measures derived in accordance with the generally accepted accounting principles in the United States (“GAAP”). Other companies may calculate this non-GAAP measure differently, which limits comparability between companies.
(2)Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income (loss) or other measures derived in accordance with GAAP. Other companies may calculate this non-GAAP measure differently, which limits comparability between companies. Stock-Based Compensation Expense burdens Adjusted EBITDA and Unlevered Free Cash Flow to illustratively reflect the economic cost of Stock-Based Compensation.
(3)Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net cash provided by operating activities or other measures derived in accordance with GAAP. Other companies may calculate this non-GAAP measure differently, which limits comparability between companies.
Cautionary Statement Regarding Forward-Looking Statements
The nature of the Corporation’s business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Corporation provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein include, among other things, statements regarding the expected timing, completion and effects of the sale of Clean Earth and the spin-off of New Enviri; statements about management’s confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding New Enviri’s performance, growth, sales, cash flows, earnings and debt, including expected 2026 pro forma revenues and Adjusted EBITDA. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “potential,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms.
Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to:
(1) the Corporation’s ability to complete the sale of Clean Earth and the spin-off of New Enviri on the terms expected, in a timely manner or at all; (2) the possibility that the sale of Clean Earth and the spin-off of New Enviri may not ultimately achieve the expected benefits; (3) the impact of the sale of Clean Earth Business and the spin-off on New Enviri’s business and performance; (4) New Enviri’s ability to effectively implement its business strategy and improvement initiatives and realize the expected benefits therefrom; (5) the Corporation’s or New Enviri’s ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (6) the Corporation’s or New Enviri’s inability to comply with applicable environmental laws and regulations; (7) the Corporation’s or New Enviri’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (8) various economic, business, and regulatory risks associated with the waste management industry; (9) the seasonal nature of the Corporation’s business; (10) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Corporation operates; (11) the outcome of any disputes with customers, contractors and subcontractors; (12) the financial condition of the Corporation’s customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (13) higher than expected claims under the Corporation’s or New Enviri’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (14) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (15) the Corporation’s or New Enviri’s ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (16) the Corporation’s or New Enviri’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Corporation’s or New Enviri’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (17) the Corporation’s or New Enviri’s inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Corporation operates; (18) failure to effectively prevent, detect or recover from breaches in the Corporation’s cybersecurity infrastructure; (19) changes in the worldwide business environment in which the Corporation operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (20) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Corporation conducts business; (21) unforeseen business disruptions in one or more of the many countries in which the Corporation operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (22) liability for and implementation of environmental remediation matters; (23) product liability and warranty claims associated with the Corporation’s operations; (24) the Corporation’s or New Enviri’s ability to comply with financial covenants and obligations to financial counterparties; (25) the Corporation’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (26) tax liabilities and changes in tax laws; (27) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Corporation’s pension plans and the accounting for pension assets, liabilities and expenses; (28) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Corporation’s SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Corporation’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, and the information statement included in the Form 10, each of which is filed with the SEC. The Corporation cautions that these factors may not be exhaustive and that many of these factors are beyond the Corporation’s ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Corporation undertakes no duty to update forward-looking statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: April 27, 2026	By:	/s/ Tom Vadaketh
Tom Vadaketh
Senior Vice President and Chief Financial Officer